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                                                                   EXHIBIT 11(a)



                              CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS CO.
                          --------------------------



          We hereby consent to the use of our name and to the references to our firm under the caption "General Information -- Legal Counsel" in the Prospectus of each of the Cash Management Class, Institutional Class, Personal Investment Class, Private Investment Class and Resource Class, each a class of the Prime Portfolio of Short-Term Investments Co. (the "Company"), and in the Prospectus of each of the Cash Management Class, Institutional Class, Private Investment Class and MSTC Cash Reserves Class, each a class of the Liquid Assets Portfolio of the Company, which Prospectuses form a part of Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (No. 33-66240) and Amendment No. 9 to the Registration Statement under the Investment Company Act of 1940 (No. 811-7892) on Form N-1A of the Company.



                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL
                                       -------------------------------------
                                           Ballard Spahr Andrews & Ingersoll


Philadelphia, Pennsylvania
December 11, 1997